Exhibit 23.3

Consent of Qualified Person
In accordance with the requirements of Regulation S-K 1300 Modernization of Property Disclosures §229.1302(b)(4)(iv)

Report Description
Report titled “Amended Technical Report Summary of a Definitive Feasibility Study of the Carolina Lithium Project in North Carolina”
(“Report”)
Piedmont Lithium Inc.
(“Company”)
April 20, 2023
(“Date of Report”)
Statement
I, Dr. Steven Keim, PE, of Marshall Miller & Associates, Inc., confirm that:
•In connection with of the Registration Statement on Form F-4 of Sayona Mining Limited ("Sayona") and the proxy statement/prospectus included therein (as amended and supplemented, the "Registration Statement"), I consent to:
oThe incorporation by reference of the Technical Report Summary titled “Amended Technical Report Summary of a Definitive Feasibility Study of the Carolina Lithium Project in North Carolina” (“TRS – Definitive Feasibility Study”) filed with the Company’s Annual Report on Form 10-K/A on April 25, 2023 and incorporated by reference into the Company's Annual Report on form 10-K filed February 28, 2025, into the Registration Statement; and,
oThe use of the Marshall Miller & Associates, Inc. name, including our status as an expert or Qualified Person (as defined in Subpart 1300 of Regulation S-K promulgated by the Securities and Exchange Commission) in connection with the TRS – Definitive Feasibility Study, or portions thereof, that were prepared by us, that is reported or incorporated by reference into a Security Act Filing.
•I have read and understood the requirements of the Regulation S-K 1300 Modernization of Property Disclosures.
•Marshall Miller & Associates, Inc. meets the definition of a “Qualified Person” as defined by Regulation S-K, and to the activity for which our firm is accepting responsibility.
•While the report is dated April 20, 2023, the Report maintains an effective date of December 31, 2021 with regard to Qualified Person's opinion and knowledge. The Company has not engaged the Qualified Person(s) to update the Report with regards to opinions or factors which underpin the estimation of mineral resources or ore reserves.
•I have reviewed the Technical Report Summary to which this Consent Statement applies.
•I am a full-time employee of Marshall Miller & Associates, Inc. who has been engaged by Piedmont Lithium Inc. to prepare the documentation for the Carolina Lithium Project on which the Report is based.
I verify that the Report is based on and fairly and accurately reflects in the form and context in which it appears, the information in our supporting documentation as of the effective date of the report, December 31, 2021, relating to:
oSection 1 – Executive Summary
oSection 2 - Introduction
oSection 3 – Property Description
oSection 4 – Accessibility, Climate, Local Resources, Infrastructure, Physiography
oSection 5 – History
oSection 6 – Geological Setting, Mineralization, and Deposit
oSection 12 – Ore Reserve Estimates
oSection 13 – Mining Methods
oSection 15 – Infrastructure
oSection 17 – Environmental Studies and Permitting
oSection 18 – Capital and Operating Costs
oSection 20 – Adjacent Properties
oSection 22 – Interpretation and Conclusions
oSection 23 – Recommendations
oSection 24 – References
oSection 25 – Reliance on Information Provided by the Company

CONSENT

I consent to the filing of the Technical Report Summary by Piedmont Lithium Inc. (“Reporting Company”)

Additional Reports related to the Deposits for which the Qualified Person signing this form is accepting responsibility:

•The Reporting Company’s Annual Reports (10-K) and amendments thereto for the next 12 months;
•The Reporting Company’s Quarterly Reports for the next 12 months;
•The Reporting Company’s Investor Presentations for the next 12 months;
•The Reporting Company’s future press releases for the next 12 months, until such time that the Report is superseded or this consent is otherwise withdrawn;
•The Reporting Company’s exhibition booths at any conferences for the next 12 months; and
•Any other releases, presentations and promotional material made by the Reporting Company during the next 12 months, until such time that the exploration target included in the Report is superseded or this consent is otherwise withdrawn.

/s/ Steven A. Kiem	February 26, 2025
Signature of Authorized Representative of the 3rd Party Firm Acting as Qualified Person	Date

/s/ Kevin M. Andrews	Kevin M. Andrews
Signature of Witness	Print Witness Name